Exhibit 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated November 4, 1998 (except for Note K, as to which the date was November 24, 1998), accompanying the consolidated financial statements and schedule included in the Annual Report of Innovex, Inc. on Form 10-K for the year ended September 30, 1998 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


                                               /s/ GRANT THORNTON LLP

Minneapolis, Minnesota
May 25, 1999



                                       15